UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor Boston, MA	02114
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2024, Myomo, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein, including certain of the Company’s 5% stockholders and certain directors and employees of the Company, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) (i) 1,354,218 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 per share (each a “Share” and collectively the “Shares”); and (ii) pre-funded warrants in lieu of shares of Common Stock (the “Pre-Funded Warrants”) to purchase 224,730 shares of Common Stock. The Shares and Pre-Funded Warrants will be sold to the investors at prices equal to $3.80 per Share and $3.7999 per Pre-Funded Warrant, respectively, which represents the closing sale price of the Company’s Common Stock on the NYSE American on January 16, 2024, less a $0.0001 per share exercise price in the case of the Pre-Funded Warrants.

In connection with the Purchase Agreement, the Company entered into a placement agency agreement (“Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as the exclusive placement agent for the issuance and sale of the Shares and Pre-Funded Warrants. The Company has agreed to pay A.G.P. an aggregate cash fee equal to 7% of the aggregate proceeds raised from the sale and issuance of the Shares and Pre-Funded Warrants. Pursuant to the Placement Agency Agreement, the Company also agreed to pay A.G.P. a non-accountable expense allowance of $15,000 and to reimburse A.G.P. for accountable expenses of up to $50,000 related to A.G.P.’s legal fees.

The Shares and Pre-Funded Warrants actually sold and the Shares issuable upon the exercise of the Pre-Funded Warrants were offered by the Company pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021 and declared effective by the SEC on May 25, 2021 (File No. 333-256159).

For a period of ninety (90) days from the closing date of the Offering, the Company (and its subsidiaries) agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s Common Stock or common stock equivalents (other than certain exempt issuances); or (ii) to file any registration statement or amendment or supplement thereto, other than the prospectus supplement or filing a registration statement on Form S-8 in connection with an employee benefit plan of the Company.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share and is exercisable at any time after the date of issuance. A holder (together with its affiliates) will not be able to exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder may increase or decrease the amount of ownership of outstanding shares of Common Stock up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities Exchange Act of 1934, as amended, provided that any increase shall not be effective until 61 days following notice to us.

The closing of the offering is expected to occur on or about January 19, 2024, subject to the satisfaction of customary closing conditions. The Company is expected to receive gross proceeds of $6 million in connection with the Offering before deducting Placement Agent fees and other offering expenses. The Company intends to use the net proceeds from the offering to scale up operations to serve Medicare Part B patients now that Centers for Medicare and Medicaid Services has established coverage and proposed pricing for the MyoPro product line. This includes the hiring of approximately 50 people over the next six months to increase its clinical, reimbursement and manufacturing capacity to serve this anticipated increased volume from Medicare Part B beneficiaries and for general corporate purposes, which may include working capital for purchases of inventory, capital expenditures, research and development expenses and sales and marketing activities.

The foregoing summaries of the Purchase Agreement, Pre-Funded Warrant and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1 and 10.2, respectively, to this Report on Form 8-K, which are incorporated herein by reference.

A copy of the legal opinion and consent of Goodwin Procter LLP relating to the securities is attached as Exhibit 5.1 hereto.

Item 2.02	Results of Operations and Financial Condition.

On January 17, 2024, the Company issued a press release providing preliminary revenue and operating metrics for the fourth quarter of 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 2.02 (including Exhibit 99.1) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On January 17, 2024, the Company issued a press release announcing the Offering. A copy of the press release is furnished hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated as of January 16, 2024, by and between Myomo, Inc. and the investors party thereto

10.2	Placement Agency Agreement, dated as of January 16, 2024, by and between Myomo, Inc. and A.G.P./Alliance Global Partners

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)

99.1	Press Release dated January 17, 2024, furnished herewith.

99.2	Press Release dated January 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2024

MYOMO, INC.

	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer